UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 23, 2018

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on November 13, 2017, Heartland Financial USA, Inc. (“Heartland”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Signature Bancshares, Inc. (“Signature”) providing for the merger of Signature with and into Heartland (the “Merger”).

On February 23, 2018 at 5:00 p.m. (Central Time) (the “Effective Time”), upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger was completed. At the Effective Time, Heartland became the surviving corporation, and Signature ceased to exist as a separate corporate entity.

Item 7.01	Regulation FD Disclosure.

At the Effective Time of the Merger described above, each issued and outstanding share of Signature common stock was automatically converted into the right to receive (a) 0.061 shares of Heartland common stock, and (b) $0.335 in cash. Each option to purchase shares of Signature common stock which was outstanding, vested and unexercised immediately prior to the Effective Time was canceled in exchange for the right to receive (at the discretion of each holder) either a single lump sum cash payment or shares of Heartland common stock (but not a mix of both) with a value equal to the product of (a) the number of shares of Signature common stock subject to such Signature stock option immediately prior to the Effective Time, and (b) the excess of $3.35 over the exercise price per share of such Signature stock option, less any applicable taxes required to be withheld with respect to such payment. If a holder of a Signature stock option elected to receives shares of Heartland common stock, the shares were valued based on the closing sale price of a share of Heartland common stock on February 22, 2018 ($52.95).
Based on Heartland’s closing stock price of $53.55 per share on February 23, 2018, the aggregate merger consideration at the Effective Time was valued at approximately $61.4 million in stock and cash (including the consideration to be paid in exchange for the termination of Signature stock options). There were 16,344,846.08 shares of Signature common stock outstanding, as of the Effective Time, including an additional 1,228,167 shares of Signature common stock issued upon the exercise of Signature stock options between the signing of the Merger Agreement and the Effective Time. Signature stock options to purchase 1,718,479 shares of Signature common stock were outstanding, vested and unexercised immediately prior to the Effective Time. As a result, Heartland will issue an aggregate of approximately 1,001,000 shares of Heartland Common Stock (cash will be paid in lieu of fractional shares) and pay an aggregate of approximately $7.75 million in cash to holders of Signature common stock and Signature stock options.
Simultaneously with the closing of the transaction, Signature Bank was merged with and into Heartland’s Minnesota-based subsidiary, Minnesota Bank & Trust.
As of December 31, 2017, Signature Bank had assets of approximately $409 million, net loans outstanding of $335 million and deposits of $368 million. The acquisition expands Heartland’s presence in the Twin Cities metro market to two banking centers and nationally to 118 banking centers serving 12 states.
The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as part of Heartland's Registration Statement on Form S-4 on December 19, 2017, the terms of which are incorporated by reference herein.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in Item 7.01 and Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2018	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President
Chief Financial Officer